EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-287854) on Form S-1 of CoastalSouth Bancshares, Inc. of our report dated March 5, 2025, relating to the consolidated financial statements of CoastalSouth Bancshares, Inc. and Subsidiary appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Elliott Davis, LLC

Greenville, South Carolina

June 24, 2025